                                                                    Exhibit 4.44

                                    GUARANTY

New York, New York                                             November 25, 2003

      FOR VALUE RECEIVED, and in consideration of loans made or to be made or credit otherwise extended or to be extended by Laurus Master Fund, Ltd. ("Lender") to or for the account of Tidel Technologies, Inc. ("Borrower") from time to time and at any time , and in consideration for (a) the repayment by the Borrower of the loan of Tidel Engineering, L.P. ("Engineering") in the principal amount of $6,850,000, (b) the issuance by the Borrower to Engineering of 7,050,000 shares of its common stock, par value $.01 per share, with a fair market value of $4,500,000, and (c) for other good and valuable consideration, and to induce Lender, in its discretion, to make such loans or extensions of credit and to make or grant such renewals, extensions, releases of collateral or relinquishments of legal rights as Lender may deem advisable, Engineering, and its general partner, Tidel Cash Systems, Inc. ("Tidel Cash") and its limited partner, Tidel Services, Inc. (`Services") and AnyCard International, Inc. ("AnyCard") and jointly and severally with Services, Engineering and Tidel Cash, "Guarantor" or the "undersigned") unconditionally guaranties to Lender, and its successors, endorsees and assigns, the prompt payment when due (whether by acceleration or otherwise) of all present and future obligations and liabilities of any and all kinds of Borrower to Lender and of all instruments of any nature evidencing or relating to any such obligations and liabilities upon which Borrower or one or more parties and Borrower is or may become liable to Lender, whether incurred by Borrower as maker, endorser, drawer, acceptor, guarantor, accommodation party or otherwise, and whether due or to become due, secured or unsecured, absolute or contingent, joint or several, and however or whenever acquired by Lender, whether arising under, out of, or in connection with (a) that certain Convertible Term Note in the original principal amount of $6,450,000 dated as of the date hereof made by Borrower in favor of Lender (as amended, modified, restated or supplemented from time to time, the "Convertible Note"), (b) that certain promissory note in the original principal amount of $400,000 dated as of the date hereof made by Borrower in favor of Lender (as amended, modified, restated or supplemented from time to time, the "Term Note" and, together with the Convertible Note, the "Purchaser Notes") or (c) any documents, instruments or agreements relating to or executed in connection with the Purchaser Notes or any documents, instruments or agreements referred to therein (as each may be amended, modified, restated or supplemented from time to time, the "Documents"), or otherwise ((a)-(c) collectively referred to as the "Obligations"), and irrespective of the genuineness, validity, regularity or enforceability of such Obligations, or of any instrument evidencing any of the Obligations or of any collateral therefor or of the existence or extent of such collateral, and irrespective of the allowability, allowance or disallowance of any or all of the Obligations in any case commenced by or against Borrower under Title 11, United States Code, including, without limitation, obligations or indebtedness of Borrower for post-petition interest, fees, costs and charges that would have accrued or been added to the Obligations but for the commencement of such case. In furtherance of the foregoing, the undersigned hereby agrees as follows:

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      1. No Impairment. Lender may at any time and from time to time, either before or after the maturity thereof, without notice to or further consent of the undersigned, extend the time of payment of, exchange or surrender any collateral for, renew or extend any of the Obligations or decrease the interest rate thereon, and may also make any agreement with Borrower or with any other party to or person liable on any of the Obligations, or interested therein, for the extension, renewal, payment, compromise, discharge or release thereof, in whole or in part, or for any modification of the terms thereof or of any agreement between Lender and Borrower or any such other party or person, or make any election of rights Lender may deem desirable under the United States Bankruptcy Code, as amended, or any other federal or state bankruptcy, reorganization, moratorium or insolvency law relating to or affecting the enforcement of creditors' rights generally (any of the foregoing, an "Insolvency Law") without in any way impairing or affecting this Guaranty. So long as the Obligations are outstanding, this instrument shall be effective regardless of the subsequent incorporation, merger or consolidation of Borrower, or any change in the composition, nature, personnel or location of Borrower and shall extend to any successor entity to Borrower, including a debtor in possession or the like under any Insolvency Law.

      2. Guaranty Absolute. The undersigned guarantees that the Obligations will be paid strictly in accordance with the terms of the Purchaser Notes and/or any other document, instrument or agreement creating or evidencing the Obligations, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of Borrower with respect thereto. Guarantor hereby knowingly accepts the full range of risk encompassed within a contract of "continuing guaranty" which risk includes the possibility that Borrower will contract additional indebtedness for which Guarantor may be liable hereunder after Borrower's financial condition or ability to pay its lawful debts when they become due has deteriorated, whether or not Borrower has properly authorized incurring such additional indebtedness. The undersigned acknowledges that no oral representations, including any representations to extend credit or provide other financial accommodations to Borrower, have been made by Lender to induce the undersigned to enter into this Guaranty. The liability of the undersigned under this Guaranty shall be absolute and unconditional, in accordance with its terms, and, so long as the Obligations are outstanding, shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including, without limitation: (a) any waiver, indulgence, renewal, extension, amendment or modification of or addition, consent or supplement to or deletion from or any other action or inaction under or in respect of the Documents or any other instruments or agreements relating to the Obligations or any assignment or transfer of any thereof, (b) any lack of validity or enforceability of the Purchaser Notes or other documents, instruments or agreements relating to the Obligations or any assignment or transfer of any thereof, (c) any furnishing of any additional security to Lender or its assignees or any acceptance thereof or any release of any security by Lender or its assignees, (d) any limitation on any party's liability or obligation under the Documents or any other documents, instruments or agreements relating to the Obligations or any assignment or transfer of any thereof or any invalidity or unenforceability, in whole or in part, of any such document, instrument or agreement or any term thereof, (e) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to Borrower, or any action taken with respect to this Guaranty by any trustee or receiver, or by any court, in

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any such proceeding, whether or not the undersigned shall have notice or knowledge of any of the foregoing, (f) any exchange, release or nonperfection of any collateral, or any release, or amendment or waiver of or consent to departure from any guaranty or security, for all or any of the Obligations or
(g) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the undersigned. Any amounts due from the undersigned to Lender shall bear interest until such amounts are paid in full at the highest rate then applicable to the Obligations. Obligations include post-petition interest whether or not allowed or allowable.

      3. Waivers. (a) This Guaranty is a guaranty of payment and not of collection. Lender shall be under no obligation to institute suit, exercise rights or remedies or take any other action against Borrower or any other person liable with respect to any of the Obligations or resort to any collateral security held by it to secure any of the Obligations as a condition precedent to the undersigned being obligated to perform as agreed herein and Guarantor hereby waives any and all rights which it may have by statute or otherwise which would require Lender to do any of the foregoing. Guarantor further consents and agrees that Lender shall be under no obligation to marshal any assets in favor of Guarantor, or against or in payment of any or all of the Obligations. The undersigned hereby waives all suretyship defenses and any rights to interpose any defense, counterclaim or offset of any nature and description which the undersigned may have or which may exist between and among Lender, Borrower and/or the undersigned with respect to the undersigned's obligations under this Guaranty, or which Borrower may assert on the underlying debt, including but not limited to failure of consideration, breach of warranty, fraud, payment (other than cash payment in full of the Obligations), statute of frauds, bankruptcy, infancy, statute of limitations, accord and satisfaction, and usury, except for payment in full of the Obligations pursuant to this Guaranty.

     (b) The undersigned waives (i) notice of the acceptance of this Guaranty, and of all notices and demands of any kind to which the undersigned may be entitled, including, without limitation, notice of adverse change in Borrower's financial condition or of any other fact which might materially increase the risk of the undersigned and (ii) presentment to or demand of payment from anyone whomsoever liable upon any of the Obligations, protest, notices of presentment, non-payment or protest and notice of any sale of collateral security or any default of any sort.

     (c) Notwithstanding any payment or payments made by the undersigned hereunder, or any setoff or application of funds of the undersigned by Lender, the undersigned shall not be entitled to be subrogated to any of the rights of Lender against Borrower or against any collateral or guarantee or right of offset held by Lender for the payment of the Obligations, nor shall the undersigned seek or be entitled to seek any contribution or reimbursement from Borrower in respect of payments made by the undersigned hereunder, until all amounts owing to Lender by Borrower on account of the Obligations are paid in full. If an Event of Default (as such term is defined in either of the Purchaser Notes) has occurred and is continuing, and any amount shall be paid to the undersigned on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by the undersigned in trust for Lender, segregated from other funds of the undersigned, and shall forthwith upon, and in any event within two (2) business days of, receipt by the undersigned, be turned over to Lender in the exact form received by the undersigned (duly endorsed by the undersigned to Lender, if

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required), to be applied against the Obligations, whether matured or unmatured, in such order as Lender may determine, subject to the provisions of the Purchaser Notes. Any and all present and future debts and obligations of Borrower to any of the undersigned are hereby waived and postponed in favor of, and subordinated to the full payment and performance of, all present and future debts and obligations of Borrower to Lender.

     4. Security. All sums at any time to the credit of the undersigned and any property of the undersigned in Lender's possession or in the possession of any bank, financial institution or other entity that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, Lender (each such entity, an "Affiliate") shall be deemed held by Lender or such Affiliate, as the case may be, as security for any and all of the undersigned's obligations to Lender and to any Affiliate of Lender, no matter how or when arising and whether under this or any other instrument, agreement or otherwise.

     5. Representations and Warranties. The undersigned hereby represents and warrants (all of which representations and warranties shall survive until all Obligations are indefeasibly satisfied in full), that:

     (a) Corporate Status. Engineering is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware; Tidel Cash, AnyCard and Services are corporations duly organized, validly existing and in good standing under the laws of the State of Delaware; and each of Engineering, Tidel Cash and Services has full power, authority and legal right to own its property and assets and to transact the business in which it is engaged.

     (b) Authority and Execution. The undersigned has full power, authority and legal right to execute and deliver, and to perform its obligations under, this Guaranty and has taken all necessary corporate and legal action to authorize the execution, delivery and performance of this Guaranty.

     (c) Legal, Valid and Binding Character. This Guaranty constitutes the legal, valid and binding obligation of the undersigned enforceable in accordance with its terms, except as enforceability may be limited by applicable Insolvency Law.

     (d) Violations. The execution, delivery and performance of this Guaranty will not violate any requirement of law applicable to the undersigned or any material contract, agreement or instrument to which the undersigned is a party or by which the undersigned or any property of the undersigned is bound or result in the creation or imposition of any mortgage, lien or other encumbrance other than to Lender on any of the property or assets of the undersigned pursuant to the provisions of any of the foregoing.

     (e) Consents or Approvals. No consent of any other person or entity (including, without limitation, any creditor of the undersigned) and no consent, license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required in connection with the execution, delivery, performance, validity or enforceability of this Guaranty, where failure to obtain such

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consent would have a material adverse effect on the business, operating assets or condition, financial or otherwise, of the undersigned.

     (f) Litigation. No litigation, arbitration, investigation or administrative proceeding of or before any court, arbitrator or governmental authority, bureau or agency is currently pending or, to the best knowledge of the undersigned, threatened (i) with respect to this Guaranty or any of the transactions contemplated by this Guaranty or (ii) against or affecting the undersigned, or any of property or assets of the undersigned, which, if adversely determined, would have a material adverse effect on the business, operations, assets or condition, financial or otherwise, of the undersigned.

     (g) Financial Benefit. The undersigned has derived or expects to derive a financial or other advantage from each and every loan, advance or extension of credit made under the Loan Agreement or other Obligation incurred by Borrower to Lender.

     The foregoing representations and warranties shall be deemed to have been made by the undersigned on the date of each borrowing by Borrower under the Loan Agreement on and as of such date of such borrowing as though made hereunder on and as of such date.

     6. Acceleration. If any Event of Default (as such term is defined in either of the Purchaser Notes) shall occur and be continuing under any agreement made by Borrower or the undersigned to Lender, or either Borrower or the undersigned should at any time become insolvent, or make a general assignment, or if a proceeding in or under any Insolvency Law shall be filed or commenced by, or in respect of, the undersigned, or if a notice of any lien, levy, or assessment is filed of record with respect to any assets of the undersigned by the United States of America or any department, agency, or instrumentality thereof, or if any taxes or debts owing at any time or times hereafter to any one of them becomes a lien or encumbrance upon any assets of the undersigned in Lender's possession, or otherwise, any and all Obligations shall for purposes hereof, at Lender's option, be deemed due and payable without notice notwithstanding that any such Obligation is not then due and payable by Borrower.

     (b) The undersigned will promptly notify Lender of any default by the undersigned in the performance or observance of any term or condition of any agreement to which the undersigned is a party if the effect of such default is to cause, or permit the holder of any obligation under such agreement to cause, such obligation to become due prior to its stated maturity and, if such an event occurs, Lender shall have the right to accelerate the undersigned's obligations hereunder.

     7. Payments from Guarantor. Lender, in its sole and absolute discretion, with or without notice to the undersigned, may apply on account of the Obligations any payment from the undersigned or any other guarantor, or amounts realized from any security for the Obligations, or may deposit any and all such amounts realized in a non-interest bearing cash collateral deposit account to be maintained as security for the Obligations.

     8. Costs. The undersigned shall pay on demand, all costs, fees and expenses (including expenses for legal services of every kind) relating or incidental to the enforcement or protection of the rights of Lender hereunder or under any of the Obligations.

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     9. No Termination. This is a continuing irrevocable guaranty and shall remain in full force and effect and be binding upon the undersigned, and the undersigned's successors and assigns, until all of the Obligations have been paid in full. If any of the present or future Obligations are guarantied by persons, partnerships or corporations in addition to the undersigned, the death, release or discharge in whole or in part or the bankruptcy, merger, consolidation, incorporation, liquidation or dissolution of one or more of them shall not discharge or affect the liabilities of the undersigned under this Guaranty.

     10. Recapture. Anything in this Guaranty to the contrary notwithstanding, if Lender receives any payment or payments on account of the liabilities guaranteed hereby, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver, or any other party under any Insolvency Law, common law or equitable doctrine, then to the extent of any sum not finally retained by Lender, the undersigned's obligations to Lender shall be reinstated and this Guaranty shall remain in full force and effect (or be reinstated) until payment shall have been made to Lender, which payment shall be due on demand.

     11. Books and Records. The books and records of Lender showing the account between Lender and Borrower shall be admissible in evidence in any action or proceeding, shall be binding upon the undersigned for the purpose of establishing the items therein set forth and shall constitute prima facie proof thereof.

     12. No Waiver. No failure on the part of Lender to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by Lender of any right, remedy or power hereunder preclude any other or future exercise of any other legal right, remedy or power. Each and every right, remedy and power hereby granted to Lender or allowed it by law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by Lender at any time and from time to time.

     13. Waiver of Jury Trial. THE UNDERSIGNED DOES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED ON OR WITH RESPECT TO THIS GUARANTY OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR RELATING OR INCIDENTAL HERETO. THE UNDERSIGNED DOES HEREBY CERTIFY THAT NO REPRESENTATIVE OR AGENT OF LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT LENDER WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION.

     14. Governing Law; Jurisdiction; Amendments. THIS INSTRUMENT CANNOT BE CHANGED OR TERMINATED ORALLY, AND SHALL BE GOVERNED, CONSTRUED AND INTERPRETED AS TO VALIDITY, ENFORCEMENT AND IN ALL OTHER RESPECTS IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE UNDERSIGNED EXPRESSLY CONSENTS TO THE JURISDICTION AND VENUE OF THE SUPREME COURT OF THE STATE OF NEW YORK, COUNTY OF NEW YORK, AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR ALL PURPOSES IN CONNECTION HEREWITH. ANY JUDICIAL PROCEEDING BY THE UNDERSIGNED AGAINST LENDER INVOLVING, DIRECTLY

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OR INDIRECTLY ANY MATTER OR CLAIM IN ANY WAY ARISING OUT OF, RELATED TO OR
CONNECTED HEREWITH SHALL BE BROUGHT ONLY IN THE SUPREME COURT OF THE STATE OF NEW YORK, COUNTY OF NEW YORK OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK. THE UNDERSIGNED FURTHER CONSENTS THAT ANY SUMMONS, SUBPOENA OR OTHER PROCESS OR PAPERS (INCLUDING, WITHOUT LIMITATION, ANY NOTICE OR MOTION OR OTHER APPLICATION TO EITHER OF THE AFOREMENTIONED COURTS OR A JUDGE THEREOF) OR ANY NOTICE IN CONNECTION WITH ANY PROCEEDINGS HEREUNDER, MAY BE SERVED INSIDE OR OUTSIDE OF THE STATE OF NEW YORK OR THE SOUTHERN DISTRICT OF NEW YORK BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, OR BY PERSONAL SERVICE PROVIDED A REASONABLE TIME FOR APPEARANCE IS PERMITTED, OR IN SUCH OTHER MANNER AS MAY BE PERMISSIBLE UNDER THE RULES OF SAID COURTS. THE UNDERSIGNED WAIVES ANY OBJECTION TO JURISDICTION AND VENUE OF ANY ACTION INSTITUTED HEREON AND SHALL NOT ASSERT ANY DEFENSE BASED ON LACK OF JURISDICTION OR VENUE OR BASED UPON FORUM NON CONVENIENS.

     15. Severability. To the extent permitted by applicable law, any provision of this Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     16. Amendments, Waivers. No amendment or waiver of any provision of this Guaranty nor consent to any departure by the undersigned therefrom shall in any event be effective unless the same shall be in writing executed by the undersigned and Lender.

     17. Notice. All notices, requests and demands to or upon the undersigned, shall be in writing and shall be deemed to have been duly given or made (a) when delivered, if by hand, (b) three (3) days after being sent, postage prepaid, if by registered or certified mail, (c) when confirmed electronically, if by facsimile, or (d) when delivered, if by a recognized overnight delivery service in each event, to the numbers and/or address set forth beneath the signature of the undersigned.

     18. Successors. Lender may, from time to time, without notice to the undersigned, sell, assign, transfer or otherwise dispose of all or any part of the Obligations and/or rights under this Guaranty. Without limiting the generality of the foregoing, Lender may assign, or grant participations to, one or more banks, financial institutions or other entities all or any part of any of the Obligations. In each such event, Lender, its Affiliates and each and every immediate and successive purchaser, assignee, transferee or holder of all or any part of the Obligations shall have the right to enforce this Guaranty, by legal action or otherwise, for its own benefit as fully as if such purchaser, assignee, transferee or holder were herein by name specifically given such right. Lender shall have an unimpaired right to enforce this Guaranty for its benefit with respect to that portion of the Obligations which Lender has not disposed of, sold, assigned, or otherwise transferred.

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     19. Release. Nothing except cash payment in full of the Obligations, either by Borrower, the undersigned, or any third party on either of their behalf, shall release the undersigned from liability under this Guaranty.

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     IN WITNESS WHEREOF, this Guaranty has been executed by the undersigned this
21st day of November, 2003.

                                              TIDEL ENGINEERING, L.P.

                                              By: /s/ Mark K. Levenick
                                                  ------------------------------
                                                      Name:  Mark K. Levenick
                                                      Title:  President & CEO

                                              Address:__________________________
                                              __________________________________
                                              Telephone No.:____________________
                                              Facsimile No.:____________________

                                              TIDEL CASH SYSTEMS, INC.

                                              By: /s/ Mark K. Levenick
                                                  ------------------------------
                                                      Name:  Mark K. Levenick
                                                      Title:  President

                                              Address:__________________________
                                              __________________________________
                                              Telephone No.:____________________
                                              Facsimile No.:____________________

                                              TIDEL SERVICES, INC.

                                              By: /s/ Mark K. Levenick
                                                  ------------------------------
                                                      Name:  Mark K. Levenick
                                                      Title:  President

                                              Address:__________________________
                                              __________________________________
                                              Telephone No.:____________________
                                              Facsimile No.:____________________

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                                              ANYCARD INTERNATIONAL, INC.

                                              By: /s/ Mark K. Levenick
                                                  ------------------------------
                                                      Name:  Mark K. Levenick
                                                      Title:  President

                                              Address:__________________________
                                              __________________________________
                                              Telephone No.:____________________
                                              Facsimile No.:____________________

STATE OF DALLAS                     )
                                    ): ss.:
COUNTY OF DENTON                    )

     On the 21st day of November, 2003, before me personally came Mark K. Levenick to me known, who being by me duly sworn, did depose and say s/he is the President & CEO of Tidel Engineering, L.P., the corporation described in and which executed the foregoing instrument; and that s/he signed her/his name thereto by order of the board of directors of said corporation.

                                                     /s/ Karen Davis
                                                     ---------------
                                                     Notary Public

STATE OF DALLAS                     )
                                    ): ss.:
COUNTY OF DENTON                    )

     On the 21st day of November, 2003, before me personally came Mark K. Levenick to me known, who being by me duly sworn, did depose and say s/he is the President of Tidel Cash Systems, Inc., the corporation described in and which executed the foregoing instrument; and that s/he signed her/his name thereto by order of the board of directors of said corporation.

                                                     /s/ Karen Davis
                                                     ---------------
                                                     Notary Public

STATE OF DALLAS                     )
                                    ): ss.:
COUNTY OF DENTON                    )

     On the 21st day of November, 2003, before me personally came Mark K. Levenick to me known, who being by me duly sworn, did depose and say s/he is the President of Tidel Services, Inc., the corporation described in and which executed the foregoing instrument; and that s/he signed her/his name thereto by order of the board of directors of said corporation.

                                                     /s/ Karen Davis
                                                     ---------------
                                                     Notary Public

STATE OF DALLAS                     )
                                    ): ss.:
COUNTY OF DENTON                    )

     On the 21st day of November, 2003, before me personally came Mark K. Levenick to me known, who being by me duly sworn, did depose and say s/he is the President of AnyCard International, Inc., the corporation described in and which executed the foregoing instrument; and that s/he signed her/his name thereto by order of the board of directors of said corporation.

                                                     /s/ Karen Davis
                                                     ---------------
                                                     Notary Public

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